Exhibit 99.1

MedAssets Reports First Quarter 2011 Financial Results

ATLANTA--(BUSINESS WIRE)--May 4, 2011--MedAssets, Inc. (NASDAQ: MDAS) today announced results for its first quarter ended March 31, 2011, as summarized below:

(In millions, except per share)	1Q-11[a]	1Q-10[b]	1Q-10[b,c]
Net Revenue:		Recast	Non-GAAP Acquisition-Affected and Recast
Spend and Clinical Resource Mgmt (SCM)	$79.3	$41.5	$84.0
Revenue Cycle Management (RCM)	51.2	51.9	51.9
Total Net Revenue	130.6	93.4	135.9
Non-GAAP acquisition-related purchase
accounting revenue adjustment [d]	5.6	--	--
Total non-GAAP Net Revenue	136.1	93.4	135.9
Net (loss) income	(16.2)	5.5	(6.9)
(Loss) earnings per share (EPS) – diluted	(0.28)	0.09	NA
Non-GAAP adjusted EBITDA	40.9	27.8	38.5
Non-GAAP cash EPS - diluted	$0.17	$0.19	NA
Weighted average shares – diluted [e]	57.2	58.8	NA

(a) Column amounts may not add to total amount due to rounding.
(b) The Company moved its Decision Support Services (DSS) operating unit from the RCM segment to the SCM segment on January 1, 2011. Recast results assume the DSS operating unit was part of the SCM segment on January 1, 2010.

(c) Non-GAAP acquisition-affected results assume the acquisition of The Broadlane Group occurred on January 1, 2010.

(d) Non-GAAP acquisition-related purchase accounting revenue adjustment reflects net revenue that would have been recognized after completion of The Broadlane Group acquisition if not for the GAAP-related purchase accounting adjustment. A detailed explanation is provided under “Use of Non-GAAP Financial Measures.”

(e) Given the Company’s net loss in the first quarter of 2011, basic and diluted weighted average shares are the same.

Net Revenue

First Quarter

Total net revenue for the first quarter of 2011 increased 39.8% to $130.6 million from $93.4 million in the first quarter of 2010, due primarily to the acquisition of The Broadlane Group (Broadlane) in the fourth quarter of 2010.

Comparing period-over-period organic growth, non-GAAP acquisition-affected total net revenue of $136.1 million in the first quarter of 2011 increased 0.2% from non-GAAP acquisition-affected total net revenue of $135.9 million in the first quarter of 2010. Total non-GAAP net revenue in the SCM segment grew 1.1% to $84.9 million from $84.0 million in the first quarter of 2010 as solid growth in group purchasing-related administrative fees were offset by lower decision support services revenue and flat growth in other services and clinical consulting fees. Total non-GAAP net revenue from the RCM segment declined 1.3%, as expected, to $51.2 million from $51.9 million in the first quarter of 2010 due to lower services-related revenue, offset by an increase in technology solutions revenue.

Non-GAAP Adjusted EBITDA

First Quarter

In the first quarter of 2011, total non-GAAP adjusted EBITDA was $40.9 million, or 31.4% of total net revenue, a 47.2% increase over total non-GAAP adjusted EBITDA of $27.8 million, or 29.8% of total net revenue, in the first quarter of 2010.

Comparing period-over-period organic growth, total acquisition-affected non-GAAP adjusted EBITDA in the first quarter of 2011 was $40.9 million, or 30.1% of non-GAAP acquisition-affected total net revenue, an increase of 6.3% from acquisition-affected non-GAAP adjusted EBITDA of $38.5 million, or 28.3% of non-GAAP acquisition-affected total net revenue, in the first quarter of 2010.

Net (Loss) Income and Per Share

First Quarter

Net loss in the first quarter of 2011 was $16.2 million, or a loss of $0.28 per diluted share, versus net income of $5.5 million, or earnings of $0.09 per diluted share, in the first quarter of 2010. The net loss in the first quarter of 2011 was primarily due to acquisition and integration-related costs as well as increased amortization and interest expense related to the purchase of Broadlane.

Non-GAAP cash EPS, defined as EPS excluding non-cash acquisition-related intangible amortization, share-based compensation, acquisition-related expenses and other non-recurring items on a tax-adjusted basis, was $0.17 per diluted share in the first quarter of 2011, versus non-GAAP cash EPS of $0.19 per diluted share in the first quarter of 2010.

Cash Flow and Capital Resources

Net cash provided by operating activities in the first quarter of 2011 increased 5.5% to $18.0 million from $17.1 million in the first quarter of 2010. The company’s balance sheet at March 31, 2011 included $901.0 million in total bank and bond debt, net of cash and cash equivalents, which represented leverage of approximately 5.3 times trailing 12-month non-GAAP acquisition-affected adjusted EBITDA.

Reconfirmed 2011 Financial Guidance

Management reiterated its full-year 2011 financial guidance, as follows:

(In millions, EPS)	FY 2011	FY 2010
Net Revenue:	(Guidance)	(Non-GAAP Acquisition- Affected and Recast)
Spend and Clinical Resource Mgmt (SCM) [f]	$359-367	$343.7
Revenue Cycle Management (RCM)	228-236	213.7
Total non-GAAP acquisition-affected Net Revenue	588-602	557.4
Loss Per Share – diluted	(0.33-0.43)	(1.19)
Non-GAAP adjusted EBITDA	185-193	168.7
Non-GAAP cash EPS - diluted	$0.94-1.04	$0.82

(f) Includes the non-GAAP acquisition-related purchase accounting revenue adjustment of approximately $6.0 million.

Contracted Revenue Estimates

At March 31, 2011, the Company’s rolling 12-month non-GAAP contracted revenue was an estimated $555.4 million ($212.6 million from the RCM segment and $342.8 million from the SCM segment). This is a sequential increase of 1.9% from the first quarter of 2010, and a year-over-year increase of 8.4% excluding contracted revenue added through the Broadlane acquisition.

Conference Call Information

Time/Date: 5:00 p.m. ET today, Wednesday, May 4, 2011
Phone: 866-811-1812 (or 702-696-4559 international/local), conference ID 57400721
Webcast: http://ir.medassets.com, “Events & Presentations” page
Replay: Webcast will be archived for at least 30 days, or call 800-642-1687 (conf ID # 57400721)

The Company intends to file its Form 10-Q with the Securities and Exchange Commission on or before May 10, 2011. This filing will contain additional information about the Company’s results of operations.

About MedAssets

MedAssets (NASDAQ: MDAS) partners with healthcare providers to improve their financial strength by implementing revenue cycle, spend and clinical resource management solutions that help capture revenue, control cost, improve margins and cash flow, increase regulatory compliance, and optimize operational efficiency. MedAssets serves more than 180 health systems, 4,000 hospitals and 90,000 non-acute healthcare providers. For more information, go to www.medassets.com.

Use of Non-GAAP Financial Information

In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in their financial and operational decision-making, the Company supplements its consolidated financial statements presented on a GAAP basis with the following non-GAAP financial information: gross fees; gross administrative fees; revenue share obligation; EBITDA; adjusted EBITDA; adjusted EBITDA margin; acquisition-affected net revenue; acquisition-affected EBITDA; acquisition-affected adjusted EBITDA; acquisition-affected adjusted EBITDA margin; acquisition-related purchase accounting revenue adjustment; acquisition-related spend management adjustments; diluted cash EPS; and contracted revenue. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures, where possible, are included in the accompanying financial schedules. Also, see "Use of Non-GAAP Financial Measures" following the financial schedules for more information.

Safe Harbor Statement

This Press Release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include the intent, belief or current expectations of the Company and its management team with respect to the Company’s future business operations that include, but are not limited to: 2011 financial guidance, costs and revenue growth, margin and other financial projections; contracted revenue forecasts; and the Company’s ability to successfully integrate and capitalize on synergies associated with the acquisition of Broadlane and any other future acquisitions. Investors are cautioned that any forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to: failure to realize improvements in performance, efficiency and profitability; failure to complete anticipated sales under negotiations; failure to successfully implement revenue backlog; lack of revenue growth; client losses; and adverse developments with respect to the operation or performance of the Company’s business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company’s Risk Factor disclosures in its Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission and available at http://ir.medassets.com. The Company disclaims any responsibility to update any forward-looking statements.

mdas/F

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

In 000s, except per share data	Three Months Ended
	March 31,
	2011	2010	% Change
Revenue:		Recast
Administrative fees, net	$56,582	$28,590	97.9%
Other service fees	73,977	64,816	14.1%

Total net revenue	130,559	93,406	39.8%

Operating expenses:
Cost of revenue	30,555	21,722	40.7%
Product development expenses	6,673	5,370	24.3%
Selling and marketing expenses	12,601	10,668	18.1%
General and administrative expenses	49,141	32,151	52.8%
Acquisition and integration related expenses	12,143	-	100.0%
Depreciation	5,679	4,293	32.3%
Amortization of intangibles	20,240	6,084	232.7%

Total operating expenses	137,032	80,288	70.7%

Operating (loss) income	(6,473)	13,118	-149.3%
Other income (expense):
Interest (expense)	(18,049)	(3,932)	359.0%
Other income	171	67	155.2%

(Loss) income before income taxes	(24,351)	9,253	-363.2%
Income tax (benefit) expense	(8,181)	3,733	-319.2%

Net (loss) income	(16,170)	5,520	-392.9%

Basic net (loss) income per share	(0.28)	0.10	na

Diluted net (loss) income per share	$(0.28)	$0.09	na

Weighted average shares — basic	57,233	55,817
Weighted average shares — diluted	57,233	58,829	-2.7%

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31,	December 31,
In 000s, except shares	2011	2010

ASSETS
Current assets
Cash and cash equivalents	$57,396	$46,836
Accounts receivable, net of allowances of $4,741 and $5,256 as of March 31, 2011 and
December 31, 2010	92,963	100,020
Deferred tax asset, current	18,314	18,087
Prepaid expenses and other current assets	18,656	19,811

Total current assets	187,329	184,754

Property and equipment, net	79,452	77,737
Other long term assets
Goodwill	1,034,470	1,035,697
Intangible assets, net	464,059	484,438
Other	62,971	62,727
Other long term assets	1,561,500	1,582,862

Total assets	$1,828,281	$1,845,353

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$25,625	$18,107
Accrued revenue share obligation and rebates	55,234	57,744
Accrued payroll and benefits	20,709	22,149
Other accrued expenses	26,785	22,268
Deferred revenue, current portion	46,085	36,533
Deferred purchase consideration	120,739	119,912
Current portion of notes payable	6,350	6,350
Current portion of finance obligation	195	186

Total current liabilities	301,722	283,249

Notes payable, less current portion	627,063	628,650
Bonds payable	325,000	325,000
Finance obligation, less current portion	9,452	9,505
Deferred revenue, less current portion	11,740	9,597
Deferred tax liability	126,956	150,887
Other long term liabilities	1,614	2,882

Total liabilities	1,403,547	1,409,770

Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized; 58,606,000 and 58,410,000
shares issued and outstanding as of March 31, 2011 and December 31, 2010	586	584
Additional paid in capital	673,347	668,028
Accumulated deficit	(249,199)	(233,029)

Total stockholders’ equity	424,734	435,583

Total liabilities and stockholders’ equity	$1,828,281	$1,845,353

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
In 000s	2011	2010

Operating activities:
Net (loss) income	$(16,170)	$5,520

Adjustments to reconcile net (loss) income from continuing operations to net cash provided by operating activities:
Bad debt expense	204	407
Depreciation	5,934	5,015
Amortization of intangibles	20,379	6,269
Loss on sale of assets	-	1
Non-cash stock compensation expense	3,343	3,472
Excess tax benefit from exercise of equity awards	(655)	(820)
Amortization of debt issuance costs	1,865	458
Noncash interest expense, net	948	134
Deferred income tax (benefit) expense	(24,396)	71

Changes in assets and liabilities	26,557	(3,452)

Cash provided by operating activities	18,009	17,075

Investing activities:
Purchases of property, equipment, and software	(2,402)	(4,493)
Capitalized software development costs	(5,311)	(3,798)

Cash used in investing activities	(7,713)	(8,291)

Financing activities:
Repayment of notes payable	(1,587)	(11,897)
Repayment of finance obligation	(164)	(164)
Excess tax benefit from exercise of equity awards	655	820
Issuance of common stock	1,360	1,940

Cash provided by (used in) financing activities	264	(9,301)

Net increase (decrease) in cash and cash equivalents	10,560	(517)
Cash and cash equivalents, beginning of period	46,836	5,498

Cash and cash equivalents, end of period	$57,396	$4,981

SUPPLEMENTAL SEGMENT REPORTING
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s	Three Months Ended
	March 31,
	2011		2010		% Change
Net revenue			Recast
Revenue Cycle Management ("RCM")	$51,225		$51,901		-1.3%
Spend and Clinical Resource Management ("SCM")	79,334		41,505		91.1%
Total net revenue	130,559		93,406
Non-GAAP acquisition-related purchase accounting revenue adjustment [g]	5,564		-
Other non-GAAP acquisition-related SCM adjustments [h]	-		42,506
Total non-GAAP acquisition-affected net revenue	$136,123		$135,912		0.2%

Non-GAAP Adjusted EBITDA		% margin		% margin
RCM	$11,470	22.4%	$15,445	29.8%	-25.7%
SCM	36,150	45.6%	18,994	45.8%	90.3%
Corporate	(6,675)		(6,627)		0.7%
Total non-GAAP Adjusted EBITDA	40,945	31.4%	27,812	29.8%	47.2%
Non-GAAP acquisition-related SCM adjustments [h]	-		10,703
Total non-GAAP acquisition-affected Adjusted EBITDA	$40,945	30.1%	$38,515	28.3%	6.3%

(g) Acquisition-related purchase accounting revenue adjustment reflects the estimated net administrative fee revenue that would have been recognized after completion of the Broadlane acquisition if not for a GAAP-related purchase accounting adjustment.

(h) Acquisition-related SCM adjustments include the historical results of Broadlane's operations from January 1, 2010 through March 31, 2010, inclusive of certain purchase accounting adjustments.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL REVENUE REPORTING
RECONCILIATION OF GROSS FEES (A NON-GAAP MEASURE) TO NET REVENUE
(UNAUDITED)

In 000s	Three Months Ended
	March 31,
	2011		2010		% Change
Non-GAAP gross administrative fees	$90,325		$43,029		109.9%
Other service fees	73,977		64,816		14.1%
Non-GAAP gross fees	164,302	RSO %	107,845	RSO %	52.4%
Non-GAAP revenue share obligation (RSO)	(33,743)	37.4%	(14,439)	33.6%	133.7%
Net revenue	$130,559		$93,406		39.8%

NON-GAAP ACQUISITION-AFFECTED RESULTS [i]					% Change
Non-GAAP gross administrative fees	$98,938		$88,180		12.2%
Other service fees	75,371		78,745		-4.3%
Non-GAAP gross fees	174,309	RSO %	166,925	RSO %	4.4%
Non-GAAP revenue share obligation	(38,186)	38.6%	(31,013)	35.2%	23.1%
Net revenue	$136,123		$135,912		0.2%

(i) Figures include acquisition-related SCM segment adjustments for the three months ended March 31, 2011 and 2010.

SUPPLEMENTAL NON-GAAP CONTRACTED REVENUE ESTIMATES [j]
(UNAUDITED)

	3.31.10	6.30.10	9.30.10	12.31.10	3.31.11

RCM segment	214.9	212.5	212.7	211.0	212.6
SCM segment	148.4	154.9	163.3	334.2	342.8
Total	363.3	367.4	376.0	545.2	555.4

(j) Recast to reflect the move of the Decision Support Services operating unit from the RCM segment into the SCM segment, and includes contracted revenue of $155.4 million and $161.6 million added to the SCM segment from the Broadlane acquisition only for the periods ended 12.31.10 and 3.31.11, respectively.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL REPORTING OF ADJUSTED EBITDA
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s	Three Months Ended
	March 31,
ACTUAL RESULTS	2011	2010

Net (loss) income	$(16,170)	$5,520

Depreciation	5,679	4,293
Depreciation (included in cost of revenue)	255	722
Amortization of intangibles, acquisition-related	20,240	6,084
Amortization of intangibles, acquisition-related (included in cost of revenue)	139	185
Interest expense, net	18,042	3,913
Income tax (benefit) expense	(8,181)	3,733

Non-GAAP EBITDA	$20,004	$24,450

Share-based compensation	3,343	3,472
Rental income from capitalized building lease	(109)	(110)
Purchase accounting revenue adjustment	5,564	-
Acquisition and integration related expenses	12,143	-

Non-GAAP Adjusted EBITDA	$40,945	$27,812

	Three Months Ended
	March 31,
NON-GAAP ACQUISITION-AFFECTED RESULTS	2011	2010

Net (loss) income	$(16,170)	$5,520
Non-GAAP acquisition-related net income (loss)	5,564	(12,385)

Non-GAAP acquisition-affected net loss	$(10,606)	$(6,865)

Depreciation	5,679	5,549
Depreciation (included in cost of revenue)	255	722
Amortization of intangibles, acquisition-related	20,240	20,537
Amortization of intangibles, acquisition-related (included in cost of revenue)	139	185
Interest expense, net	18,042	17,988
Income tax (benefit) expense	(8,181)	(3,099)

Non-GAAP EBITDA	$25,568	$35,017

Share-based compensation	3,343	3,682
Rental income from capitalized building lease	(109)	(110)
Acquisition and integration-related expenses (benefit)	12,143	(74)

Non-GAAP Adjusted EBITDA	$40,945	$38,515

SUPPLEMENTAL REPORTING OF SHARE-BASED COMPENSATION
EXPENSE INCLUDED IN OPERATING EXPENSES
(UNAUDITED)
In 000s	Three Months Ended
	March 31,
	2011	2010
Amount of share-based compensation included in:
Cost of revenue	1,019	566
Product development expense	55	197
Selling & marketing expense	290	614
General & administrative expense	1,979	2,095

Total	$3,343	$3,472

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL EARNINGS PER SHARE REPORTING
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
	Three Months Ended
Per share data	March 31,
	2011	2010

EPS - diluted	$(0.28)	$0.09
Pre-tax non-cash, acquisition-related intangible amortization	0.36	0.11
Pre-tax non-cash, share-based compensation	0.06	0.06
Pre-tax non-cash, acquisition and integration-related charges	0.21	-
Pre-tax, purchase accounting adjustment	0.10	-
Pre-tax, deferred payment interest expense accretion	0.01	-
Pre-tax, deal related depreciation	0.01	-
Tax effect on pre-tax adjustments [k]	(0.30)	(0.07)
Non-GAAP cash EPS - diluted	$0.17	$0.19
Weighted average shares - diluted (in 000s) [l]	57,233	58,829

(k) This amount reflects the tax impact on the adjustments used to derive Non-GAAP cash EPS - diluted. The Company generally utilizes its effective tax rate for each respective period to calculate the tax effect of each adjustment. Given the impact of the Broadlane acquisition on the Company's 2011 actual effective tax rate, the Company used a tax rate of 40.0% for the three months ended March 31, 2011. The effective tax rate for the three months ended March 31, 2011 and 2010 was 33.6% and 40.3%, respectively.

(l) Given the Company’s net loss in the first quarter of 2011, basic and fully diluted weighted average shares are the same.

SUPPLEMENTAL 2011 ADJUSTED EBITDA GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
		Guidance Range for
		Twelve Months Ending
In 000s		December 31, 2011
		(Low)	(High)

Net Loss		$(24,900)	$(19,000)

Depreciation		22,700	22,500
Depreciation (included in cost of revenue)		1,000	1,000
Amortization of intangibles, acquisition-related		80,500	80,500
Amortization of intangibles, acquisition-related (included in cost of revenue)		600	600
Interest expense, net		72,700	72,500
Income tax expense		(12,600)	(9,600)

Non-GAAP EBITDA		140,000	148,500

Share-based compensation		15,500	15,400
Acquisition-related charges		23,900	23,500
Rental income from capitalized building lease		(400)	(400)
Acquisition-related purchase accounting revenue adjustment		6,000	6,000

Non-GAAP adjusted EBITDA		$185,000	$193,000

SUPPLEMENTAL 2011 EARNINGS PER SHARE GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
		Guidance Range for
		Twelve Months Ending
In 000s, except per share data		December 31, 2011
		(Low)	(High)

Net Income		$(24,900)	$(19,000)

EPS - diluted		(0.43)	(0.33)

Pre-tax non-cash, acquisition-related intangible amortization		1.41	1.41
Pre-tax non-cash, acquisition-related intangible depreciation		0.03	0.03
Pre-tax non-cash, share-based compensation		0.27	0.27
Pre-tax acquisition and integration-related charges		0.41	0.42
Pre-tax deferred payment interest expense accretion		0.05	0.05
Pre-tax purchase accounting adjustment		0.10	0.10

Tax effect on pre-tax adjustments [m]		(0.91)	(0.92)

Non-GAAP cash EPS - diluted [n]		$0.94	$1.04

Fully diluted weighted average shares outstanding [o]		57,500	57,500

(m) This amount reflects the tax impact to the adjustments used to derive estimated Non-GAAP cash EPS - diluted. The Company uses its estimated effective tax rate for each guidance range to tax effect the adjustments. The estimated effective tax rate for the guidance range above is 40.0%.

(n) Column amounts may not add to total amount due to rounding.

(o) Given the Company’s projected net loss for 2011, basic and fully diluted weighted average shares are the same.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

Use of Non-GAAP Financial Measures
In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in their financial and operational decision-making, the Company supplements its consolidated financial statements presented on a GAAP basis with the following non-GAAP financial information: gross fees; gross administrative fees; revenue share obligation; EBITDA; adjusted EBITDA; adjusted EBITDA margin; acquisition-affected net revenue; acquisition-affected EBITDA; acquisition-affected adjusted EBITDA; acquisition-affected adjusted EBITDA margin; acquisition-related purchase accounting revenue adjustment; acquisition-related SCM adjustments; diluted cash EPS; and contracted revenue.

These non-GAAP financial measures may have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. The Company compensates for such limitations by relying primarily on the Company’s GAAP results and using non-GAAP financial measures only supplementally. Where possible, the Company provides reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures. Investors are encouraged to carefully review those reconciliations. In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by the Company, may differ from and may not be comparable to similarly titled measures used by other companies.

Gross fees include gross administrative fees the Company receives pursuant to its vendor contracts and all other fees the Company receives from customers. The Company's revenue share obligation represents the portion of the gross administrative fees the Company is contractually obligated to share with certain of its GPO customers. Net administrative fees (a GAAP measure) are the Company's gross administrative fees net of its revenue share obligation. Total net revenue (a GAAP measure) reflects the Company's gross fees net of its revenue share obligation. These non-GAAP measures assist management and the board of directors and may be helpful to investors in analyzing the Company's growth in its Spend and Clinical Resource Management segment given that administrative fees constitute a material portion of the Company's revenue and are paid to the Company by approximately 1,150 suppliers and other vendors contracted by its GPO, and that the Company's revenue share obligation constitutes a significant outlay to certain of its GPO customers.

The Company defines: EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization; and adjusted EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization and other non-recurring, non-cash or non-operating items. EBITDA and adjusted EBITDA are used by the Company to facilitate a comparison of its operating performance on a consistent basis from period to period and provides for a more complete understanding of factors and trends affecting our business. These measures assist management and the board of directors and may be useful to investors in comparing the Company's operating performance consistently over time as it removes the impact of its capital structure (primarily interest charges and amortization of debt issuance costs), asset base (primarily depreciation and amortization) and items outside the control of the management team (taxes), as well as other non-cash (purchase accounting adjustments and imputed rental income) and non-recurring items, from the Company’s operational results. Adjusted EBITDA also removes the impact of non-cash share-based compensation expense and certain acquisition-related charges. EBITDA and adjusted EBITDA are not measures of liquidity under GAAP, or otherwise, and are not alternatives to cash flow from continuing operating activities.

Acquisition-affected results include the activity of Broadlane prior to the Company’s actual ownership. The Broadlane acquisition was consummated on November 16, 2010. These results assume the acquisition of Broadlane occurred on January 1, 2010. Acquisition-affected measures (e.g. acquisition-affected net revenue; acquisition-related SCM adjustments; acquisition-affected EBITDA; acquisition-affected adjusted EBITDA; acquisition-affected adjusted EBITDA margin) are used by management and the board of directors to better understand the extent of growth of the Spend and Clinical Resource Management segment. Given the significant impact that this transaction had on the Company during the fiscal year ended December 31, 2010 and in future periods, the Company believes such acquisition-affected measures may be useful and meaningful to investors in their analysis of such growth. Non-GAAP acquisition-affected measures are for illustrative and informational purposes only and are not intended to represent or be indicative of what the Company's results of operations would have been if this transaction had occurred at the beginning of 2010. These measures also should not be considered representative of the Company's future results of operations.

Acquisition-related purchase accounting revenue adjustment reflects an estimated reduction of net administrative fee revenue. Under the Company’s revenue recognition policies, administrative fees are recorded as revenue when reported to the Company by vendors. GAAP relating to business combinations requires that the Company estimate the amount of customer supply purchases (the driver of administrative fee revenue) occurring prior to the acquisition closing date and to record the fair value of the administrative fees (the asset) to be received from those purchases as an account receivable and any corresponding revenue share obligation as a liability. As vendor reports are received and cash is collected, the Company will not recognize revenue for this acquisition-related purchase accounting revenue adjustment.

The Company defines diluted cash EPS as earnings per share excluding non-cash acquisition-related intangible amortization and non-recurring expense items on a tax-adjusted basis, non-cash tax-adjusted shared-based compensation expense and certain acquisition-related charges on a tax-adjusted basis. Diluted cash EPS is not a measure of liquidity under GAAP, or otherwise, and is not an alternative to cash flow from continuing operating activities. Diluted cash EPS growth is used by the Company as the financial performance metric tied to the vesting of certain equity awards granted pursuant to the Company’s Long-Term Performance Incentive Plan.  Use of this measure for this purpose allows management and the board of directors to analyze the Company’s operating performance on a consistent basis by removing the impact of certain non-cash and non-recurring items from our operations, and by rewarding organic growth and accretive business transactions.  As a significant portion of senior management’s incentive based compensation is based on the achievement of certain diluted cash EPS growth over time, investors may find such information useful.

Contracted revenue is a forward-looking operating measure used by management and the board of directors to better understand revenue growth trends within the Company's business segments as it reflects the Company’s current estimate of contractually committed revenue to be generated under existing customer contracts in the forward 12-month period. Such information may be useful to investors in their analysis of the Company's revenue growth trends. A reconciliation to the most directly comparable GAAP measure cannot be performed without unreasonable effort.

CONTACT:
MedAssets
Robert Borchert, 678-248-8194
rborchert@medassets.com